Acquisition of Comdata Investor Presentation August 12, 2014 Exhibit 99.2

This presentation and accompanying remarks contain forward-looking statements within the meaning of the federal securities laws. Some of these statements include those regarding the transaction between FleetCor and Comdata,
FleetCor’s preliminary 2015 outlook, future financial and operating results, additional financing, the expected closing of the transaction, benefits of the transaction, future opportunities for the combined company, and any other statements about
FleetCor or Comdata management’s future expectations, beliefs, goals, plans or prospects.
Safe Harbor Provision

Statements that are not historical facts, including statements about FleetCor's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project" or "expect," "may," "will," "would," "could" or
"should," the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the outcome of any regulatory review or proceedings that may be instituted in connection with the transaction; difficulties in integrating Comdata or a failure to attain anticipated operating results or synergies, each of which could affect the accretiveness of the acquisition, and the other factors described in FleetCor’s periodic reports filed with the Securities and Exchange Commission. FleetCor undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in
FleetCor’s Annual Report on Form 10-K, which further detail and supplement the factors described in this paragraph.

Transaction Overview

Signed definitive agreement to acquire Comdata for approximately $3,450M
Valuation: ~12x EBITDA, prior to consideration of 1) NOL, 2) positive working capital, and 3) synergies
Consideration: $2.4B in cash and approximately 7.3M shares (~$950M of equity)
THL will receive a FLT board seat
Expected close: December 2014
Great brands, terrific technology, incredible people & expertise, quality customers
New Fuel Card Markets: Adds 2 new fuel card markets to FLT portfolio
Virtual Payments Entry: Unique opportunity to access the attractive virtual payments market
Synergies: Meaningful synergies from combined operations
Scale: Increases size and diversity
Highly accretive transaction
Pro forma leverage of 3.3x at year-end
Retains significant liquidity and capacity for future acquisitions
Transaction
Description
Rationale
Financial

Comdata Overview
1969
Comdata
founded as a
payment services
and money
transfer company
2007
Ceridian acquired
by T.H. Lee &
Partners and
Fidelity National
Financial
1995
Comdata
acquired by
Ceridian
2013
Ceridian
completes spin-off
of Comdata from
its Human Capital
Management
business
2014
Comdata
acquired by
FleetCor
Enables $54B+ in payments volume in 48 countries
and 37 currencies
1B+ transactions annually
600M+ cards
20,000+ customers
History of Comdata

Business Overview Key Stats
Headquarters: Brentwood, TN
Founded: 1969
Employees: ~1,300
Lines of Business:
1. Over the Road (“OTR”) Fuel Cards
The market leader in fleet trucking in North America, consists of flagship fuel card and permitting/compliance services
2. National Accounts Universal Fuel Cards
Serves large “local route fleets” (i.e. Fortune 500 companies) with a
Universal MasterCard solution for fuel, purchasing, and travel &
entertainment
3. Virtual Payments
Consists primarily of the fully-automated -Payables program, a virtual MasterCard payment program
4. SVS – Gift Cards
A global leader in pre-paid gift card processing and program management that process over one billion transactions annually
e

FLEETCOR

Customers				
Competitors	EFS electronic funds source FLEET ONE MULTI SERVICE	WEX VOYAGER	AMERICAN EXPRESS WEX JPMorgan Chase & Co.	BLACKHAWK NETWORK incomm First Data
	✓	✓	✓	✓

OTR
National
Accounts
Virtual Payments SVS – Gift Cards
New Category
for FLT
Comdata serves 4 adjacent end markets which provide new and interesting growth opportunities for FleetCor

Over-the-road
trucking companies
Fortune 500 fleets
Fortune 500 and mid-
sized corporations
Large retailers
Where Comdata Operates

Rank	Issuer	Brand	Purchase Volume (mil.)	Chg.	Trans. (mil.)	Cards (000)
1.	JPMorgan Chase	V/M	$99,530.0	10%	661.3	18,447
2.	Bank of America	V/M	$82,077.4	9%	578.4	13,804
3.	Wells Fargo	V/M	$54,809.4	13%	485.6	7,080
4.	U.S. Bank	V/M	$50,183.1	4%	332.1	13,803
5.	Citibank	V/M	$42,498.3	3%	343.5	24,779
6.	Capital One	V/M	$23,717.4	4%	148.6	2,797
7.	PNC Bank	V	$15,474.6	25%	90.6	3,240
8.	The Bancorp Bank	V/M	$13,759.8	60%	253.4	15,107
9.	Comdata	M	$13,588.5	49%	105.6	5,130
10.	Comerica Bank	V/M	$12,411.5	32%	356.1	9,279
11.	WEX	M	$10,279.7	32%	52.3	4,455
12.	SunTrust Bank	V/M	$8,886.2	15%	64.9	1,042
13.	BMO Harris	V/M	$8,355.2	–4%	46.0	574
14.	MetaBank	V/M	$6,712.9	6%	205.2	9,342
15.	Fifth Third Bank	V/M	$5,794.0	16%	43.6	715
16.	BB&T Financial	V	$5,579.5	11%	51.5	757
17.	Commerce Bank	V/M	$5,411.7	20%	12.4	200
18.	TD Bank	V	$4,293.8	15%	42.8	492
19.	Regions Bank	V/M	$4,204.2	11%	29.6	521
20.	RBS Citizens	V/M	$3,456.3	23%	28.4	379

Comdata Market Position 5 U.S. Visa & MasterCard Commercial Card Issuers (2012) Source: The Nilson Report, Issue 1022, July 2013

Financial Performance
2010 to 2013 Revenue CAGR of 7%
Corporate Payments represents
approximately ½ the overall
company
Corporate Payments revenue grew
at 15% CAGR from 2010 to 2013

Comdata Financial Performance
Revenue Split
MasterCard
OTR
MasterCard
OTR
Corporate
Payments
39%
Corporate
Payments
48%
Fleet
52%
Fleet
61%
2013A Revenue - $581M
2010A Revenue - $470M

Strategic Rationale
Adds 2 complementary
markets to North American
Fleet business
–
OTR
–
National Accounts
Two New Fuel Card
Markets
Large and growing Virtual
Payments market
Virtual Payments
Entry
Significant increase in
revenue and absolute
earnings and diversity
Broader portfolio of
businesses
Scale

Balance Sheet and Leverage Implications
Commentary

Pro forma year-end debt of $3.1B,
including $2.4B of new term debt
… expect to securitize $0.2B by
year-end
Ample liquidity for continued M&A:
$400M undrawn revolver + ~$600M
annual free cash flow
1
= ~$1B NTM
capacity for acquisitions
Expect to de-lever to below 3.0x by
mid-2015
Cash
Debt
Leverage
$0.2 $0.2
$0.9 $3.1
1.4x 3.3x
FLT PF FLT + CD
(1) Cash net income used as proxy for free cash flow.
PF Debt and Leverage at YE Close ($B)